Interpace Diagnostics Announces Preliminary 2018 Revenues

Interpace to Host Fourth Quarter and Full Year 2018 Results Conference Call/Webcast

PARSIPPANY, NJ, February 28, 2019 (GLOBE NEWSWIRE) — Interpace Diagnostics Group, Inc. (NASDAQ: IDXG) (“Interpace” or the “Company”), a fully integrated commercial and bioinformatics company, announced preliminary net revenue results for the year ended December 31, 2018:

●	Annual Net Revenues for 2018 are expected to be at the high end of the guidance previously given amounting to 38% growth over 2017 or approximately $21.9 million vs. $15.9 million.

The Company’s President and Chief Executive Officer, Jack Stover, commented, “We are extremely pleased with our performance and preliminary net revenues for 2018 and we would like to thank our dedicated employees for consistently performing.”

The Company plans to host a conference call on Tuesday, March 19, 2019 at 4:30 p.m. ET to review the Company’s 2018 Fourth Quarter and Full Year results.

Purpose: Interpace Diagnostics Announces Fourth Quarter 2018 Financial Results
Date and Time: Tuesday, March 19, 2018 at 4:30 p.m. ET
Dial-in Number (Domestic): (877) 407 - 0312
Dial-in Number (International): +1 (201) 389 - 0899
Confirmation Number: 136 88 229
Webcast Access: https://webcasts.eqs.com/interpacedia20190319

The financial data contained in this press release are unaudited, preliminary and are based upon management’s estimates and subject to change based upon a number of factors including completion of the Company’s financial closing procedures, as well as final adjustments and other developments that may arise between now and the time that financial results for the fiscal year and quarter ended December 31, 2018 are finalized.

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial and bioinformatics company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company currently has four commercialized molecular tests and one test in a clinical evaluation process (CEP); PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT™ for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX™ that differentiates lung cancer of primary vs. metastatic origin. BarreGEN® for Barrett’s Esophagus, is currently being “soft launched” with key opinion leaders as we continue to gather data on this assay that will assist us in seeking favorable reimbursement as well as important clinical information. Barrett’s Esophagus is a rapidly growing diagnosis that affects over three million people in the US and over time can progress to esophageal cancer. The Company’s data base includes data from over 50,000 patients who have been tested using the Company’s current products, including over 25,000 molecular tests for thyroid nodules. Interpace has been designated by the 2018 edition of CIO Applications as one of the top 10 companies for providing bioinformatics solutions. Interpace’s mission is to provide personalized medicine through molecular diagnostics, innovation and data to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the preliminary nature of the financial results set forth herein which are subject to completion, final adjustment and audit, the Company’s history of losses, the Company’s ability to adequately finance the business, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in- licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 23, 2018, Quarterly Reports on Form 10-Q and other SEC filings. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations

Joseph Green / Wiktoria O’Hare

646-653-7030 / 7028

jgreen@edisongroup.com/ wohare@edisongroup.com